UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2021

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2021, Tenneco Inc. (the “Company” or “Tenneco”) completed its previously announced private offering (the “Offering”) to eligible purchasers of $800.0 million aggregate principal amount of 5.125% Senior Secured Notes due 2029 (the “Notes”). The net proceeds from the Offering were approximately $786.0 million, after deducting fees and estimated offering expenses. The Company intends to use the net proceeds of the Offering, together with cash on hand, to redeem all of its outstanding 5.000% Senior Secured Notes due 2024 (the “2024 Secured Notes”) and all of its outstanding Floating Rate Senior Secured Notes due 2024 (the “2024 FR Secured Notes”) and to pay related transaction costs, expenses, and premiums.

The Notes were issued pursuant to an Indenture, dated March 17, 2021 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee.

The Notes are the senior secured obligations of the Company and are fully and unconditionally guaranteed by each of the Company’s existing and, subject to limited exceptions, future material domestic wholly-owned subsidiaries that guarantee the Company’s obligations under its senior secured credit facility and its outstanding secured notes. The Notes and the subsidiary guarantees are secured by first priority security interests in substantially all of the Company’s and the Guarantors’ assets, subject to certain excluded assets, exceptions and permitted liens, which security interests rank equally with the security interests securing the Company’s credit facility and outstanding secured notes.

The Indenture limits the ability of the Company and its subsidiaries (subject to certain exceptions and qualifications) to incur additional indebtedness or guarantee indebtedness; pay dividends on or make other distributions in respect of, or repurchase or redeem, the Company’s capital stock; prepay, redeem or repurchase subordinated indebtedness; make loans and investments; sell or otherwise dispose of assets; incur liens securing indebtedness; enter into transactions with affiliates; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends to the Company or the Guarantors or make other intercompany transfers; consolidate, merge or sell all or substantially all of the Company’s or any Guarantor’s assets; and designate the Company’s subsidiaries as unrestricted subsidiaries.

At any time prior to April 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus a specified “make-whole premium.” On or after April 15, 2024, the Company may redeem the Notes at its option, in whole at any time or in part from time to time at the redemption prices set forth in the Notes, plus accrued and unpaid interest, if any, to (but not including) the redemption date. At any time prior to April 15, 2024, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 105.125% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date.

Upon the occurrence of certain events constituting a change of control, the Company may be required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; default in the payment of principal, or defaults resulting in the acceleration of, other indebtedness of at least $100 million; certain events of bankruptcy or insolvency with respect to the Company or any guarantor; failure to pay certain final judgments of at least $100 million and any guarantee of the Notes by any guarantor that is a significant subsidiary ceases to be in full force and effect.

The foregoing summary description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Indenture and the form of Notes included therein, copies of which are filed hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on March 3, 2021, the Company provided notice of its intention to redeem all of its outstanding 2024 Secured Notes and all of its outstanding 2024 FR Secured Notes, on April 2, 2021 (the “Redemption Date”). Substantially concurrently with the closing of the Offering of the Notes, on March 17, 2021, the Company irrevocably deposited with the respective trustees of the 2024 Secured Notes and the 2024 FR Secured Notes, sufficient funds to pay in full the applicable redemption price for each series of notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. Upon deposit of such funds with such trustees, together with other specified documents, each of the indentures governing the 2024 Secured Notes and the 2024 FR Secured Notes was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of such indentures, the Company and the guarantors party to such indentures have been released from their obligations with respect to such indentures, the 2024 Secured Notes and the 2024 FR Secured Notes, except with respect to those provisions of each such indenture that, by their terms, survive the satisfaction and discharge of such indenture.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On March 17, 2021, the Company issued a press release announcing the closing of the private offering of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated March 17, 2021, by and among Tenneco Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 5.125% Senior Secured Notes due 2029 (included in Exhibit 4.1).

99.1	Press release issued March 17, 2021 announcing closing of 2029 Notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: March 17, 2021	By:	/s/ Thomas J. Sabatino, Jr.
Thomas J. Sabatino, Jr.
Executive Vice President, General Counsel and Corporate Secretary